SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2002

VESTIN GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-24803	52-2102142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 El Camino Avenue, Suite 206, Las Vegas  89102
(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
ITEM 7. EXHIBITS.
SIGNATURE
EXHIBIT 16.2

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
ITEM 7.	EXHIBITS.
SIGNATURE

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective April 18, 2002, the Board of Directors of Vestin Group, Inc. (the “Company”) approved the engagement of Ernst & Young LLP as its independent accountants for the year ending December 31, 2002 to replace the firm of Grant Thornton LLP, which was dismissed as the independent accountants of the Company effective April 18, 2002. The Audit Committee of the Board of Directors of the Company had recommended the change of the independent accountants to the Board of Directors.

The reports of Grant Thornton on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or application of accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2001 and 2000, and during the period from January 1, 2002 through April 18, 2002, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the matter in their report. Except for the matters reported in the following paragraph, during the two fiscal years ended December 31, 2001 and 2000, and during the period from January 1, 2002 through April 18, 2002, there have been no reportable events as defined in Regulation S-K Rule 304(a)(1)(v).

Grant Thornton has informed the Company of certain matters which Grant Thornton considers to be reportable conditions as follows: (a) the Company’s internal controls failed to ensure (i) that certain related party transactions were appropriately and timely documented and approved by the Board of Directors of the Company prior to being executed and recorded in the financial records of the Company and that such transactions were not properly identified as related party transactions when initially recorded in the financial records of the Company, and (ii) that certain transactions outside the normal course of business were correctly recorded when initially entered into the financial records of the Company; (b) lack of periodic reconciliation of accounts resulted in a significant number of adjustments after the books were closed at year end; (c) checks were being written with verbal approval only, and written documentation of approval was not always retained for such checks; and (d) the amount being paid to one of the officers of the Company exceeded by approximately $35,000 the compensation specified in that officer’s employment contract. Items (a) and (b) above were raised in a Reportable Condition and Advisory Comments letter issued by Grant Thornton to the Company for the fiscal year ended December 31, 2001 (the “2001 Management Letter”), and items (c) and (d) above were raised in a management letter issued by Grant Thornton to the Company for the fiscal year ended December 31, 2000. Although a draft of the 2001 Management Letter was circulated by Grant Thornton to the Company on April 11, 2002 and a letter discussing audit adjustments was delivered to the Company’s Audit Committee on April 5, 2002, the final 2001 Management Letter was not received by the Company until May 8, 2002. Grant Thornton had previously discussed the substance of items (a) and (b) above with the Company’s Board of Directors and the chairman of the Company’s Audit Committee. Items (c) and (d) above were also discussed with the Company’s Audit Committee and the Board of Directors. All of the foregoing correspondence has been delivered to Ernst & Young and the Company’s Audit Committee is currently discussing such matters with Ernst & Young. Also, the Company has authorized Grant Thornton to respond fully to the inquiries of Ernst & Young concerning such matters.

The Company believes that the foregoing internal control matters did not result in any material inaccuracies in its published financial statements and that, through the implementation of improved internal control procedures, the Company has adequately addressed the matters raised by Grant Thornton.

The Company has provided Grant Thornton with a copy of this report on Form 8-K/A and has requested Grant Thornton

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to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 4, 2002, is filed as Exhibit 16.2 to this Form 8-K/A.

ITEM 7. EXHIBITS.

Exhibit 16.1	Letter on Change in Certifying Accountant*
Exhibit 16.2	Updated Letter on Change in Certifying Accountant

*	Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VESTIN GROUP, INC.

By:	/s/ Lance K. Bradford

Lance K. Bradford President and Chief Financial Officer

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